 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2012 (November 2, 2012)

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, 6th Floor
Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2012, Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company and a wholly owned subsidiary of Ocwen Financial Corporation (the “Registrant”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC and the additional Sellers identified on Schedule A thereto (collectively, the “Sellers”) in connection with the Sellers’ proposed asset sale pursuant to a plan under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  Each of the Sellers is an indirect subsidiary of Ally Financial Inc.  In addition, prior to entering into the Asset Purchase Agreement, Ocwen and Walter Investment Management Corp. (“Walter”) entered into an agreement pursuant to which Walter agreed to fund a portion of the aggregate purchase price as calculated pursuant to the Asset Purchase Agreement in exchange for certain of the purchased assets, as more fully described below.

Pursuant to the Asset Purchase Agreement, Ocwen agreed to purchase approximately $62.9 billion in “private label” mortgage servicing rights (“MSRs”), $21.7 billion in Freddie Mac MSRs, $42.0 billion in Ginnie Mae MSRs, $46.0 billion in master servicing MSRs, $30.1 billion in subservicing contracts, $1.711 billion of related servicing advance receivables, and related elements of the servicing platform for these MSRs and advances (collectively, the “Ocwen Assets”), in each case as measured by unpaid principal balances as of August 30, 2012.  The aggregate purchase price for Ocwen’s purchased assets will be approximately $2.45 billion, subject to adjustment for the unpaid principal balance of the related Ocwen Assets as of the date of closing and other customary post-closing adjustments.  In addition, Walter will pay an amount not to exceed $550 million to purchase approximately $50 billion in Fannie Mae MSRs and $183 million in related advances, in each case as measured by unpaid principal balances as of August 30, 2012, and the Seller’s origination and capital markets platforms.  The transactions described in the previous two paragraphs are referred to herein as the “Transaction.”

Ocwen expects to deploy approximately $0.9 billion of capital, excluding borrowing on the new servicer advance facility described below, to acquire the Ocwen Assets.  Ocwen does not expect to issue any additional equity to finance this purchase.  Ocwen projects that it will earn pre-tax net income of approximately $120 million on this acquisition for the 12 months post-closing, before any related transition expenses.

To finance the Transaction, Ocwen has received a commitment letter from Barclays Bank PLC to provide a senior secured term loan facility of up to $1.5 billion.  Ocwen has also received a commitment letter from Barclays Bank PLC for a servicing advance facility to finance up to $1.2 billion in servicing advances outstanding as of closing.  The closing of the financing contemplated by these facilities are not conditions to the closing under the Asset Purchase Agreement.

In connection with the Transaction, each of the Sellers has filed petitions for relief under the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), and the transaction will be consummated pursuant to the provisions of the Bankruptcy Code. Consummation of the Transaction is subject to, among other things, (i) approval of the transaction by the Bankruptcy Court, (ii) certain licensing and regulatory approvals, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) certain customary closing conditions and termination rights. In connection with the entry into the Asset Purchase Agreement, Ocwen and Walter jointly made an earnest money cash deposit of $72 million, which will be applied towards the purchase price upon closing of the Transaction.  Subject to approval by the Bankruptcy Court, the Transaction is expected to close during first quarter of 2013.

The Asset Purchase Agreement contains specified termination rights for the parties. Among other circumstances, the Asset Purchase Agreement may be terminated by either Ocwen or the Sellers if the closing has not occurred by March 31, 2012.  Each party has the right to require the other party’s specific performance to close the Transaction (provided all closing conditions are satisfied).

The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference

The Asset Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Ocwen, Walter, the Sellers or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Asset Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Ocwen, Walter or the Sellers or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Ocwen.

Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Such statements may include, but are not limited to, statements about the benefits of the proposed Transaction, including future financial and operating results, the Registrant’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the parties and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Risks and uncertainties include uncertainties as to the purchase price to be paid at closing; the timing of the closing of the Transaction; the possibility that the Transaction may not close, including, but not limited to, due to the failure to satisfy the closing conditions; the effects of disruption from the Transaction making it more difficult to maintain business and operational relationships; as well as the risk of new and changing regulation and policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Registrant’s public disclosure filings with the Securities and Exchange Commission (the “SEC”).  The Registrant disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise.  Copies of the Registrant’s SEC filings are available at the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Number	Description

2.1
Asset Purchase Agreement between Ocwen Loan Servicing, LLC, and Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC, GMACM Borrower LLC, and RFC Borrower LLC dated as of November 2, 2012.

The schedules referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601 (b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ John V. Britti

John V. Britti Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

DATE:     November 8, 2012